Exhibit 99.1

FOR IMMEDIATE RELEASE

HILL INTERNATIONAL ANNOUNCES UPDATE TO ANTICIPATED CLOSING DATE
OF CONSTRUCTION CLAIMS GROUP SALE

PHILADELPHIA - March 23, 2017 - Hill International (NYSE:HIL), the global leader in managing construction risk, announced today that the sale of its Construction Claims Group is now expected to occur on or about April 30, 2017.  The company had previously announced that it expected that the closing of the sale would occur on March 31, 2017.  While good progress continues to be made, it has been agreed between the parties that further time will be required to complete the necessary steps to close the transaction on April 30, 2017.

Hill International, with 4,300 professionals in 100 offices worldwide, provides program management, project management, construction management, construction claims and other consulting services primarily to the buildings, transportation, environmental, energy and industrial markets.  Engineering News-Record magazine recently ranked Hill as the eighth largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any statements concerning the closing of the sale of our Construction Claims Group; any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated, and the closing of the sale of our Construction Claims Group may be delayed or cancelled.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.

John P. Paolin

Senior Vice President of Marketing and

Corporate Communications

(215) 309-7710

johnpaolin@hillintl.com

The Equity Group Inc.

Devin Sullivan

Senior Vice President

(212) 836-9608

dsullivan@equityny.com

(HIL-G)

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